Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Ashford Hospitality Trust, Inc.
Dallas, Texas
We hereby consent to the use in the prospectus/consent solicitation constituting a part of this Registration Statement on Form S-4 of our report dated March 12, 2020, relating to the consolidated financial statements of Ashford Hospitality Trust, Inc., which is contained in that prospectus/consent solicitation.
We also consent to the reference to us under the caption “Experts” in prospectus/consent solicitation.
/s/ BDO USA, LLP
BDO USA, LLP
Dallas, Texas
July 20, 2020